As filed with the Securities and Exchange Commission on May 29, 1997
                                            Registration Statement No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              NETSPEAK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             Florida                           7373                   65-0627616
--------------------------------   ----------------------------   -------------------
 (State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)     Classification Code Number)   Identification No.)

                                                      John W. Staten
                                                  Chief Financial Officer
                                                   NetSpeak Corporation
      902 Clint Moore Road                         902 Clint Moore Road
            Suite 104                                    Suite 104
    Boca Raton, Florida 33487                    Boca Raton, Florida 33487
         (561) 997-4001                               (561) 997-4001
-----------------------------------------   ------------------------------------
  (Address, including zip code, and          (Name, Address, including zip code,
telephone number including area code, of    and telephone number including area
registrant's principal executive offices)      code, of agent for service)

                            -------------------------
                          COPIES OF COMMUNICATIONS TO:

      Dale S. Bergman, P.A.                     Lawrence B. Fisher, Esq.
        Broad and Cassel                   Orrick, Herrington & Sutcliffe LLP
  201 South Biscayne Boulevard                      666 Fifth Avenue
      Miami, Florida  33131                     New York, New York  10103
    Telephone: (305) 373-9400                   Telephone: (212) 506-5000
   Telecopier: (305) 373-9443                  Telecopier: (212) 506-5151

                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective.

         If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [X] 333-22123

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                               PROPOSED            PROPOSED
                                                               MAXIMUM              MAXIMUM
        TITLE OF EACH CLASS             AMOUNT TO BE        OFFERING PRICE         AGGREGATE           AMOUNT OF
  OF SECURITIES TO BE REGISTERED         REGISTERED          PER SHARE(1)          OFFERING        REGISTRATION FEE
                                                                                   PRICE(1)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
per share..........................        460,000(2)           $ 8.75            $4,025,000           $1,220
-----------------------------------------------------------------------------------------------------------------------
Advisor's Warrants to Purchase
Common Stock.......................         40,000                --                  --                      (3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock underlying the
Advisor's Warrants (4).............         40,000              $10.50                420,000             $128
-----------------------------------------------------------------------------------------------------------------------
Total Registration Fee.............                                                                     $1,348
-----------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the "Securities Act").
(2) Includes 60,000 shares of Common Stock that may be issued upon exercise of a 30-day option granted to the Underwriters solely to cover over-allotments, if any.
(3)      No fee required pursuant to Rule 457(g) under the Securities Act.
(4) Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may become issuable as a result of the anti-dilution provisions contained in the Advisor's Warrants.

================================================================================

Incorporation by Reference of Registration Statement on Form S-1 File No. 333-22123

      NetSpeak Corporation (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-22123) declared effective on May 28, 1997 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
  NO.             DESCRIPTION
-------           -----------

   5.1            Opinion of Broad and Cassel.

  23.1            Consent of Broad and Cassel (filed as part of Exhibit 5.1)

  23.2            Consent of Deloitte & Touche LLP, independent auditors.

  24.1            Power of Attorney (included in the signature page hereof).

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida on this 29th day of May, 1997.

                                      NETSPEAK CORPORATION



                                      By:/s/STEPHEN R. COHEN
                                         ---------------------------------------
                                         Stephen R. Cohen, Chairman of the Board
                                         and Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Stephen R. Cohen and Robert Kennedy, or any one of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead in any and all capacities to execute in the name of each such person who is then an officer or director of the Registrant any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering hereunder pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date stated.

          SIGNATURE                                          TITLE                               DATE
          ---------                                          -----                               ----
/s/STEPHEN R. COHEN                                  Chairman of the Board                   May 29, 1997
-----------------------------------               and Chief Executive Officer
Stephen R. Cohen                                 (Principal Executive Officer)

/s/JOHN W. STATEN                                   Chief Financial Officer                  May 29, 1997
-----------------------------------                (Principal Financial and
John W. Staten                                        Accounting Officer)

/s/     *                                     President, Chief Operating Officer             May 29, 1997
-----------------------------------                      and Director
Robert Kennedy

/s/     *                                          Executive Vice President,                 May 29, 1997
-----------------------------------                 Chief Technical Officer
Shane D. Mattaway                                        and Director

/s/     *                                                  Director                          May 29, 1997
-----------------------------------
Steven D. Leeke

/s/     *                                                  Director                          May 29, 1997
-----------------------------------
A. Jeffry Robinson

------------

*By:  /s/ STEPHEN R. COHEN
      --------------------
      Stephen R. Cohen
       Attorney-in-Fact


                               INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

   5.1            Opinion of Broad and Cassel.

  23.1            Consent of Broad and Cassel (filed as part of Exhibit 5.1)

  23.2            Consent of Deloitte & Touche LLP, independent auditors.